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                          CITIZENS FIRST BANCORP, INC.
                           EXHIBIT 99.1 PRESS RELEASE





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FOR IMMEDIATE RELEASE:

Contact:     Marshall J. Campbell
             Chairman, President and Chief Executive Officer
             Citizens First Bancorp, Inc.
             525 Water Street
             Port Huron, Michigan 48060
             (810) 987-8300

                   CITIZENS FIRST BANCORP, INC. ANNOUNCES THE
                    COMPLETION OF 5% REPURCHASE COMMON STOCK


    PORT HURON, MICHIGAN, DECEMBER 13, 2001. Citizens First Bancorp, Inc. (the "Company")(Nasdaq NMS: CTZN), the holding company for Citizens First Savings Bank, Port Huron, Michigan, announced that it has completed the repurchase of 476,338 shares, or 5% of its outstanding common stock at an average price of $15.66 per share. Upon completion of the repurchase program, the Company had 9,050,423 shares outstanding.

    Citizens First Bancorp, Inc. is a diversified financial services company that offers deposits, loans, commercial banking, investments, insurance and trust services through Citizens First Savings Bank, a Michigan-chartered stock savings bank, and its other affiliates. Citizens First Savings offers its services through its fourteen branch offices located throughout Michigan's Thumb Region.